UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2020

Endurance International Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-36131		46-3044956
(State or other jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification No.)

10 Corporate Drive	Suite 300	Burlington	MA	01803
(Address of principal executive offices)				(Zip Code)

Registrant's telephone number, including area code: (781) 852-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	EIGI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the 2020 Annual Meeting of Stockholders of Endurance International Group Holdings, Inc. (the “Company”) held on May 20, 2020, the Company’s stockholders voted on the following proposals:

1.
The Company’s stockholders elected the three nominees listed below as Class I directors to the Company’s board of directors, each for a three year term ending at the Company’s 2023 annual meeting of stockholders. The voting results were as follows:

Nominees	For	Against	Abstain	Broker Non-Votes
Alexi A. Wellman	104,462,766	540,884	151,308	22,204,734
Peter Perrone	104,377,620	626,119	151,219	22,204,734
Chandler Reedy	103,977,247	1,040,452	137,259	22,204,734

2.	The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
73,624,227	31,365,904	164,827	22,204,734

3.	The appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 was ratified. The voting results were as follows:

For	Against	Abstain
125,430,167	1,303,237	626,288

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

Date: May 21, 2020	By:	/s/ Marc Montagner
Name: Marc Montagner
Title: Chief Financial Officer